                             CO-MARKETING AGREEMENT

            This Co-Marketing Agreement (the "Agreement") is made and entered into this 18th day of February, 1999 ("Effective Date"), by and between priceline.com Incorporated, a Delaware corporation located at Five High Ridge Park, Stamford, CT 06905 ("Co-Marketer") and E*TRADE Group, Inc., a Delaware corporation located at Four Embarcadero Place, 2400 Geng Road, Palo Alto, CA 94303 ("E*TRADE") (each a "Party," collectively, the "Parties"). This Agreement includes any Exhibits attached hereto and referenced herein.

            WHEREAS, E*TRADE is in the business of providing electronic securities brokerage services and related products and services;

            WHEREAS, Co-Marketer is in the business of selling consumer goods and services primarily over the Internet;

            WHEREAS, the Parties desire to enter into a joint marketing program pursuant to the terms and conditions of this Agreement;

            NOW THEREFORE, IN CONSIDERATION OF the mutual promises and covenants set forth in this Agreement, the Parties agree as follows:

1.    Definitions.

      a. "Co-Marketer Services" means Co-Marketer's on-line and related products and services available through the Co-Marketer Site.

      b. "Co-Marketer Site" means Co-Marketer's web site located at
< http://www.priceline.com > (or any replacement or successor address) and all third party co-branded or mirrored addresses or sites thereof.

      c. "E*TRADE Adaptive Marketing Program" has the meaning ascribed to it in Exhibit A hereto.

      d. "E*TRADE Dedicated Server" means a server to be leased by E*TRADE from Co-Marketer and located at a service center designated by Co-Marketer, on which E*TRADE shall maintain a URL for brokerage account application forms and instructions for the E*TRADE Adaptive Marketing Program. Content on the E*TRADE Dedicated Server and all transactions effected thereon shall be the exclusive property of E*TRADE and E*TRADE shall be solely responsible for the preparation, maintenance and modification of the content included thereon. The E*TRADE Dedicated Server shall only contain content for, and shall only be operated for the purposes of, the E*TRADE Adaptive Marketing Program. The E*TRADE Dedicated Server will be maintained by Co-Marketer and its designated service agent.

      e. "E*TRADE IPO Program" has the meaning ascribed to it in Exhibit A hereto.

      f. "E*TRADE Services" means E*TRADE's electronic securities brokerage services and related products available at the E*TRADE Site.

      g. "E*TRADE Site" means E*TRADE's web site located at
< http://www.etrade.com > (or any replacement or successor address).

      h. "Link" means a visible graphic or textual indication located within a web site page which, when selected by a user's browser, directs the user's internet browser connection onward to a specified page on the same or any other web site via a uniform resource locator (URL) (whether perceptible or not) and which establishes a direct connection between the browser and the new page.

      i. "Submitted Application" shall mean a funded customer application to open a securities brokerage account (non-IRA) with E*TRADE that (i) is completed in all material respects in accordance with the instructions provided by E*TRADE in the application kit or on line application page, (ii) is received by E*TRADE, and (iii) the applicant accessed the E*TRADE application page through a direct Link from the Co-Marketer. For purposes of this Section 1i, "funded" shall mean E*TRADE's receipt of the signed hardcopy of an applicant's brokerage account application, together with a check or other acceptable form of payment in the minimum amount of $500.00 to be used as such customer's initial deposit into the E*TRADE account corresponding to such customer's Submitted Application. For purposes of this Agreement, a Submitted Application shall not lose its status as such if the underlying account is subsequently terminated or if the funds in such account are subsequently reduced below the minimum initial deposit of $500.00.

      j. "Successful Offer" means an offer made by a customer on the Co-Marketer Site to purchase airline tickets in which (i) the customer elects to participate in the E*TRADE Adaptive Marketing Program by clicking on the Link to E*TRADE's brokerage account application page at the URL maintained on the E*TRADE Dedicated Server for the E*TRADE Adaptive Marketing Program, and completing the required account application disclosures, and (ii) Co-Marketer accepts such customer's offer by selling such customer an airline ticket. E*TRADE acknowledges and agrees that a Successful Offer may be effected even if the customer does not deliver a Submitted Application.

      k. "Successful Offer Fee" means, for each Successful Offer, two (2) times the actual amount that Co-Marketer pays pursuant to the E*TRADE Adaptive Marketing Program to increase and make a customer's offer a Successful Offer. At no time shall any single Successful Offer Fee exceed $150. By way of example, if Co-Marketer pays $50 to increase and make a customer's offer a Successful Offer, the Successful Offer Fee will be $100 (2 x $50).


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

2.    Co-Marketing Obligations.

      a. Scope. The Parties shall undertake and perform the obligations for the marketing and promotion of the Co-Marketer Services along with the E*TRADE Services on the Co-Marketer Site and/or E*TRADE Site, to the extent specified in Exhibits A and B attached hereto. All such promotional activity shall be subject to the prior approval of both Parties, in advance and before first use, such approval not to be unreasonably withheld. E*TRADE reserves the right to request that Co-Marketer deliver to E*TRADE accurate records regarding promotional materials and other communications to third-parties regarding E*TRADE (including materials sent on behalf of E*TRADE), including copies of such materials, the names and addresses (electronic and/or residential) to which they were sent and the dates of delivery.

      b. Restrictions. Other than by engaging in the activities described in Exhibit A, Co-Marketer, its affiliates and their employees will not (i) describe E*TRADE's brokerage services (other than disseminating or posting promotional or advertising materials approved in each case, in advance and before first use, by E*TRADE); (ii) recommend or endorse specific securities; (iii) become involved in the financial services offered by E*TRADE, including, without limitation, by:
(A) opening, approving, maintaining, administering, or closing customer brokerage accounts with E*TRADE; (B) soliciting, processing, or facilitating securities transactions relating to customer brokerage accounts with E*TRADE;
(C) extending credit to any customer for the purpose of purchasing securities through, or carrying securities with, E*TRADE; (D) answering E*TRADE customer inquiries (other than directing customers to a toll-free number of E*TRADE to address such inquiries) or engaging in negotiations involving brokerage accounts or securities transactions; (E) accepting customer securities orders, selecting among broker-dealers or routing orders to markets for E*TRADE execution; (F) handling investment funds or securities of E*TRADE customers, or effecting clearance or settlement of customer securities trades; or (G) resolving or attempting to resolve any problems, discrepancies, or disputes involving E*TRADE customer accounts or related transactions (other than directing customers to a toll-free number of E*TRADE to address such inquiries). Co-Marketer acknowledges that engaging in any of the above activities may subject Co-Marketer to broker-dealer registration requirements under the Securities Exchange Act of 1934 and applicable state law. Each Party acknowledges that nothing in this Agreement shall require either Party to take any action that is in violation of any Federal, state or other securities laws. E*TRADE acknowledges that Co-Marketer will not be required by E*TRADE to take any action that would cause it to become a broker/dealer in connection with the Co-Marketer's activities contemplated by this Agreement. Notwithstanding anything to the contrary herein, employees of Co-Marketer and its affiliates, may, in their individual capacity and in accordance with E*TRADE's normal operating standards and customer requirements, become member, customers or account-holders of E*TRADE.

      c. Exclusivity. During the Term (as hereinafter defined), E*TRADE shall be the exclusive provider of brokerage services and investment-related products (specifically excluding


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

banking and insurance products and services), electronic or otherwise, promoted through the Co-Marketer's Services and the Co-Marketer Site.

3.    Licensed Marks.

      a. License to E*TRADE Marks. Subject to all the terms and conditions of this Agreement, E*TRADE hereby grants Co-Marketer a nonexclusive, non-transferable, non-sublicensable license to use the E*TRADE Marks solely on the Co-Marketer Site and solely in connection with the marketing and promotion of the Co-Marketer Services and the E*TRADE Services. "E*TRADE Marks" shall mean solely the E*TRADE trade name, logos and Marks specified in Exhibit D hereto; provided, however, that E*TRADE, in its sole discretion from time to time, may change the appearance and/or style of the E*TRADE Marks or add or subtract from the list in Exhibit D, provided that, unless required earlier by a court order or to avoid potential infringement liability, Co-Marketer shall have fourteen
(14) days' notice to implement any such changes. Co-Marketer hereby acknowledges and agrees that (i) E*TRADE has represented to it that the E*TRADE Marks are owned solely and exclusively by E*TRADE, (ii) except as set forth herein, Co-Marketer has no rights, title or interest in or to the E*TRADE Marks and
(iii) all use of the E*TRADE Marks by Co-Marketer shall inure to the benefit of E*TRADE. Co-Marketer agrees not to apply for registration of the E*TRADE Marks (or any mark confusingly similar thereto) anywhere in the world.

      b. Use and Display of E*Trade Marks. Co-Marketer acknowledges and agrees that the presentation and image of the E*TRADE Marks should be uniform and consistent with respect to all services, activities and products associated with the E*TRADE Marks. Accordingly, Co-Marketer agrees to use the E*TRADE Marks solely in the manner which E*TRADE shall specify from time to time in E*TRADE's sole discretion. All usage by Co-Marketer of the E*TRADE Marks shall include the registered trademark symbol and shall be in the following form, as appropriate:
[E*TRADE Mark](R). All literature and materials printed, distributed or electronically transmitted by Co-Marketer and containing the E*TRADE Marks shall include the following notice:

                        [E*TRADE Mark] is a registered trademark of
                         E*TRADE Securities, Inc.

      c. License to Co-Marketer Marks. Subject to all the terms and conditions of this Agreement, Co-Marketer hereby grants E*TRADE a nonexclusive, non-transferable, non sublicensable license to use the Co-Marketer Marks solely on the E*TRADE Site and solely in connection with the marketing and distribution of the E*TRADE Services to its customers. "Co-Marketer Marks" shall mean solely the Co-Marketer trade names, marks and logos specified in Exhibit E hereto; provided, however, that Co-Marketer, in its sole discretion from time to time, may change the appearance and/or style of the Co-Marketer Marks or add or subtract from the list in Exhibit E, provided that, unless required earlier by a court order or to avoid potential infringement liability, E*TRADE shall have fourteen (14) days' notice to implement any such changes. E*TRADE hereby acknowledges and agrees that, (i) Co-Marketer has represented to E*TRADE that the Co-Marketer Marks are owned solely and exclusively by Co-Marketer, (ii) except as set forth herein, E*TRADE has no rights, title or interest in or to the Co-Marketer Marks and (iii) all use of the Co-Marketer Marks by E*TRADE shall inure to the benefit of Co-Marketer. E*TRADE agrees not to apply for registration of the Co-Marketer Marks (or any mark confusingly similar thereto) anywhere in the world.

      d. Use and Display of Co-Marketer Marks. E*TRADE acknowledges and agrees that the presentation and image of the Co-Marketer Marks should be uniform and consistent with respect to all services, activities and products associated with the Co-Marketer Marks. Accordingly, E*TRADE agrees to use the Co-Marketer Marks solely in the manner which Co-Marketer shall specify from time to time in Co-Marketer's sole discretion. All usage by E*TRADE of the Co-Marketer Marks shall include the appropriate trademark symbol and shall be in the following form, as appropriate: [Co-Marketer Mark](sm). All literature and materials printed, distributed or electronically transmitted by E*TRADE and containing the Co-Marketer Marks shall include the following notice:

                  [Co-Marketer Mark] is a Service Mark of
                  priceline.com Incorporated

4. Payment. Subject to the terms and conditions of this Agreement, all payments made under this agreement shall be made in accordance with terms specified in Exhibit C attached hereto.

5. Ownership. Each Party or their respective licensors and third party information and content providers retain all rights, title and interest in and to all of the information, content, data, designs, materials and copyrights, patent rights trademark rights and other proprietary rights thereto provided by it pursuant to this Agreement. Except as expressly provided herein, no other right or license with respect to any copyrights, patent rights, trademark rights or other proprietary rights is granted under this Agreement. All rights not expressly granted hereunder by a Party are expressly reserved to such Party and its licensors and information and content providers.

6.    Records; Audits; Payments.

Each Party shall keep maintain and preserve for at least three (3) years following termination or expiration of the term of this Agreement or any renewal(s) thereof, accurate records relating to such Party's payment obligations hereunder and the Successful Offer Logs and Submitted Applications Logs, as defined in Exhibit C. Such records shall be maintained as confidential, but shall be available for inspection and audit as provided herein. Each Party shall have the right to have an independent public accountant, reasonably acceptable to the other Party, examine such other Party's relevant books, records and accounts for the purpose of verifying the accuracy of payments made to the other Party as required under this Agreement. Each Party acknowledges


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

and agrees that such accountant shall not have access to the books, records, and accounts relating to other products or services except as such books, records and accounts also directly relate to the payments due hereunder. Each audit will be conducted at the audited Party's place of business, or other place agreed to by Co-Marketer and E*TRADE, during the audited Party's normal business hours and with at least five (5) business days prior written notice to the audited Party. The auditing Party shall pay the fees and expenses of the auditor for the examination; provided that should any examination disclose a greater than five percent (5%) shortfall in the payments due the auditing Party for the period being audited, the audited Party shall pay the reasonable fees and expenses of the auditor for that examination.

7. Term. This Agreement shall commence on the Effective Date and shall remain in full force and effect for the initial term of one hundred-eighty (180) days (the "Term"), unless terminated earlier pursuant to Section 8 and/or Exhibit C.

8.    Termination.

      a. The Parties agree that, except for certain termination rights of E*TRADE provided in Exhibit C hereto, neither Party may terminate this Agreement during the Term other than for cause pursuant to section 8b. hereof.

      b. This Agreement may be terminated by a Party for cause immediately by written notice to the other Party upon the occurrence of any of the following events:

            i) If the other ceases to do business, or otherwise terminates its business operations, except as a result of an assignment permitted under
      Section 17.a below; or

            ii) If the other shall fail to promptly secure or renew any license, registration, permit, authorization or approval for the conduct of its business in the manner contemplated by this Agreement or if any such license, registration, permit, authorization or approval is revoked or suspended; provided that a termination hereunder may only be effected during the period of such revocation or suspension; or

            iii) If the other materially breaches any material provision of this Agreement and fails to cure substantially such breach within ten (10) days of written notice describing the breach; or

            iv) Effective immediately and without notice if the other becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within sixty (60) days); or

            v) If such party, after consultation with legal counsel, reasonably believes that the activities of the other Party or the content of such other Party's Web Site or the statements of opinions express on or through such web site, whether in connection with this Agreement or otherwise, has or is substantially likely to expose such Party to criminal or civil liability.

      c. Survival. The terms and conditions of Sections 5, 6 and 8 through and including Section 17, any accrued payment obligations and, except as otherwise expressly provided herein, any right of action for breach of this Agreement prior to termination shall survive any termination of this Agreement. Furthermore, upon termination or expiration of this Agreement the licenses granted in Sections 2 and 3 of the Agreement shall cease.

9.    [Reserved]

10. Warranty Disclaimer. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY WARRANTIES TO ANY PERSON OR ENTITY WITH RESPECT TO ANY INFORMATION, CONTENT OR OTHER MATERIALS PROVIDED OR MADE AVAILABLE BY IT HEREUNDER AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

11.   Indemnification.

      a. Each Party (the "Indemnitor") shall defend or settle at its expense any claim against the other Party (the "Indemnitee"), its affiliates, directors, officers, employees and agents, to the fullest extent permitted by law, arising out of or in connection with (a) an assertion that the information, content or other materials or services provided or made available by the Indemnitor or the use thereof as specifically authorized by the Indemnitor, infringe any copyright or trademark rights of any third party, or are a misappropriation of any third party's trade secret, or contain any libelous, defamatory, disparaging, pornographic or obscene materials; (b) any breach by Indemnitor of its obligations under this Agreement; and (c) any content of, or statements made, by Indemnitor on the Indemnitor's Site.

      b. The Indemnitor shall indemnify and hold harmless the Indemnitee against and from losses, damages, costs, and reasonable attorneys' fees, if any, incurred in defending and/or resolving such suit; provided that (a) the Indemnitor is promptly notified in writing of such claim or suit, (b) the Indemnitor shall have the sole control of the defense and/or settlement thereof,
(c) the Indemnitee furnishes to the Indemnitor, on request, information available to the Indemnitee for such defense, and (d) the Indemnitee cooperates in any defense and/or settlement thereof as long as the Indemnitor pays all of the Indemnitee's reasonable out of pocket expenses and attorneys' fees. The Indemnitee shall not admit any such claim without prior consent of the Indemnitor.


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

12. Limited Liability. EXCEPT AS OTHERWISE PROVIDED BELOW, AND NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY SHALL BE LIABLE OR OBLIGATED UNDER ANY SECTION OF THIS AGREEMENT OR UNDER CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES. THE LIMITATIONS IN THIS SECTION 12 SHALL NOT APPLY TO ANY BREACH OF SECTION 13.

13.   Confidential Information.

      a. Each Party ("Receiving Party") agrees that during the Term of, the and for a period of three (3) years thereafter, it will keep confidential and not disclose or use except in performance of its obligations under this Agreement, confidential or proprietary information related to the other Party's ("Disclosing Party") technology or business that the Receiving Party learns in connection with this Agreement and any other information received from the other, including without limitation, to the extent previously, currently or subsequently disclosed to the Receiving Party hereunder or otherwise: information relating to products or technology of the Disclosing Party or the properties, composition, structure, use or processing thereof, or systems therefor, or to the Disclosing Party's business (including, without limitation, computer programs, code, algorithms, schematics, data, know-how, processes, ideas, inventions (whether patentable or not), names and expertise of employees and consultants, all information relating to customers and customer transactions and other technical, business, financial, customer and product development plans, forecasts, strategies and information), all of the foregoing, "Confidential Information"). Except as (i) otherwise required by law, including, without limitation, as included or to be included in Co-Marketer's registration statement or Form S-1 and related public filings with the Securities and Exchange Commission or the National Association of Securities Dealers, Inc, or
(ii) or as may be necessary to enforce such Parties' rights under this Agreement, neither Party shall disclose the terms of this Agreement to any third party without the prior written consent of the other Party. Each Party shall use reasonable precautions to protect the other's Confidential Information and employ at least those precautions that such Party employs to protect its own confidential or proprietary information. "Confidential Information" shall not include information the Receiving Party can document (a) is in or (through no improper action or inaction by the Receiving Party or any affiliate, agent or employee) enters the public domain (and is readily available without substantial effort), or (b) was rightfully in its possession or known by it prior to receipt from the Disclosing Party, or (c) was rightfully disclosed to it by another person without restriction, or (d) was independently developed by it by persons without access to such information and without use of any Confidential Information of the Disclosing Party. Each Party, with prior written notice to the Disclosing Party, may disclose such Confidential Information to the minimum extent possible that is required to be disclosed to a governmental entity or agency in connection with seeking any governmental or regulatory


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

approval, or pursuant to the lawful requirement or request of a governmental entity or agency, provided that reasonable measures are taken to guard against further disclosure, including without limitation, seeking appropriate confidential treatment or a protective order, or assisting the other Party to do so.

      b. The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party's Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law and to be indemnified by the Receiving Party from any loss or harm, including, without limitation, lost profits and attorney's fees, in connection with any breach or enforcement of the Receiving Party's obligations hereunder or the unauthorized use or release of any such Confidential Information. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach. Any breach of this Section 7 will constitute a material breach of this Agreement.

14. Relationship of Parties. The Parties hereto expressly understand and agree that each Party is an independent contractor in the performance of each and every part of this Agreement, is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith. Neither Party nor its agents or employees are the representatives of the other Party for any purpose and neither Party has the power or authority as agent, employee or any other capacity to represent, act for, bind or otherwise create or assume any obligation on behalf of the other Party for any purpose whatsoever.

15. Notices. Notices under this Agreement shall be sufficient only if personally delivered, delivered by a major commercial rapid delivery courier service or mailed, postage or charges prepaid, by certified or registered mail, return receipt requested to a Party at its addresses set forth on the first page above or as amended by notice pursuant to this Section. If not received sooner, notice by mail shall be deemed received five (5) days after deposit in the U.S. mails.

16. Dispute Resolution. The Parties will act in good faith and use commercially reasonable efforts to promptly resolve any claim, dispute, controversy or disagreement (each a "Dispute") between the Parties or any of their prospective subsidiaries, affiliates, successors or assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby.

      a. Except for Disputes relating to issues of proprietary rights, including but not limited to, intellectual property and confidentiality, and except that either Party may seek injunctive or other equitable relief from a court, any Dispute will be governed exclusively and finally by arbitration. Such arbitration will be conducted by the American Arbitration Association ("AAA") at a location mutually acceptable to the Parties and will be initiated and conducted in accordance with the Commercial Arbitration Rules of the AAA, including the AAA Supplementary Procedures for Large Complex Commercial Disputes ("Complex Procedures"), as such rules are in effect on the date of delivery of a demand for arbitration ("Demand"), except to the extent that such rules are inconsistent with the provisions set forth herein. Notwithstanding the foregoing, the Parties may agree in good faith that the Complex Procedures will not apply in order to promote the efficient arbitration of Disputes where the nature of the Dispute, including without limitation, the amount in controversy, does not justify the application of such procedures.

      b. If the amount in dispute is less than or equal to $500,000, a single arbitrator will be selected from the AAA panel of commercial arbitrators of any of the AAA Large and Complex Resolution Programs. If the amount in dispute is greater than $500,000, then the arbitration panel will consist of three arbitrators, provided that if the panel concludes that such amount claimed in dispute over $500,000 was not made in good faith, then the claimant shall pay to the respondent the full cost of the respondent's non-neutral arbitrator fees. Each Party will name an arbitrator within ten (10) days after the delivery of the Demand. The third arbitrator, to be selected by the first two, should be a neutral participant with no prior working relationship with either Party. If the two arbitrators are unable to select a third arbitrator within ten (10) days, a third neutral arbitrator will be appointed by the AAA from the panel of commercial arbitrators of any of the AAA Large and Complex Resolution Programs.

      c. The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, and not state law, will govern the arbitrability of all Disputes. The arbitrator(s) shall have the discretion to order a pre-hearing exchange of information by the Parties, including, without limitation, production of requested documents, exchanging summaries of testimony of proposed witnesses and limited examination by deposition of Parties.

      d. The arbitrators will have the authority to award compensatory damages only. Any award by the arbitrators will be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching the decision. The award rendered by the arbitrators will be final, binding and non-appealable; and judgment upon such award may be entered by any court of competent jurisdiction.

17.   Miscellaneous.

      a. Prohibition Against Assignment. Neither this Agreement nor any rights, licenses or obligations hereunder, may be assigned by either Party without the prior written approval of the non-assigning Party. Any attempted assignment in violation of this Section will be void and without effect. Subject to the foregoing, this Agreement will benefit and bind the Parties' successors and permitted assigns.


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

      b. Construction. The Parties acknowledge and agree that this Agreement has been drafted and prepared through the efforts of both Parties and the rule of construction that any vague or ambiguous terms are to be construed against the Party drafting such terms shall not be applied to either Party to this Agreement.

      c. Applicable Law; Attorneys' Fees. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflict of law principles thereof. In any action to enforce this Agreement the prevailing Party will be entitled to costs and reasonable attorneys' fees.

      d. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior discussions, documents, agreements and prior course of dealing, and shall not be effective until signed by both Parties.

      e. Amendment and Waiver. Except as otherwise expressly provided herein, any provision of this Agreement may be amended or modified and the observance of any provision of this Agreement way be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of the Parties. The failure of either Party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

      f. Severability. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

      g. Publicity. Any press releases in connection with this Agreement shall be subject to the prior written mutual approval of the Parties.

      h. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

      i. Headings. Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.


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

            IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date. All signed copies of this Agreement shall be deemed originals.

                                    PRICELINE.COM INCORPORATED


                                    By: /s/ Robert J. Mylod Jr.
                                    Name: Robert J. Mylod Jr.
                                    Title: Vice President


                                    E*TRADE GROUP, INC.


                                    By:
                                    Name:______________________________
                                    Title:_____________________________


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

            IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date. All signed copies of this Agreement shall be deemed originals.

                                    PRICELINE.COM INCORPORATED


                                    By:
                                    Name:______________________________
                                    Title:_____________________________

                                    E*TRADE GROUP, INC.


                                    By: Jerry Gramalia
                                    Name: /s/ Jerry Gramalia
                                    Title: SVP, illegible

                                    EXHIBIT A

1. Co-Marketer's Promotional and Advertising Obligations. Co-Marketer agrees to undertake the following promotional efforts and obligations hereunder:

      a. E*TRADE IPO Program. Co-Marketer agrees to establish and continue the E*TRADE/IPO account program (the "E*TRADE IPO Program") on the Co-Marketer Site, including a Link to a Web page established by E*TRADE on the E*TRADE Site specifically designed for Co-Marketer's initial public offering, on which Web page Co-Marketer's customers may complete an E*TRADE standard brokerage account application. The E*TRADE IPO Program shall continue in effect until the earlier of (x) the consummation of the Co-Marketer's initial public offering of its common stock (the "IPO Shares"), or (y) a mutually agreeable time established by both Parties.

      b. E*TRADE Adaptive Marketing Program. Co-Marketer and E*TRADE agree to establish an adaptive marketing upsell program whereby Co-Marketer will establish a Link in the core path of its airline ticket offer form, which Link will enable Co-Marketer's customers to click directly to a Web page established by E*TRADE on the E*TRADE Dedicated Server specifically designed to enable Co-Marketer's customers to complete an E*TRADE brokerage account application (non-IRA) (the "E*TRADE Adaptive Marketing Program"). Under the E*TRADE Adaptive Marketing Program, each customer of Co-Marketer who submits an offer and clicks on the Link to E*TRADE's Web page on the E*TRADE Dedicated Server and completes the required account application disclosures will automatically have his/her offer increased by $75.

                                    EXHIBIT B

1. E*TRADE's Obligations. E*TRADE agrees to take the following actions to facilitate the implementation of the Agreement:

      a. Offer eligible Co-Marketer customers who are approved for an E*TRADE brokerage account and eligible to purchase IPO Shares based on E*TRADE's established criteria, first priority over other E*TRADE customers who submit indications of interest to purchase IPO Shares, to purchase up to 100 IPO Shares per account from the IPO Shares allocated to E*TRADE;

      b. Establish a Web page and Link from the E*TRADE Site to the Co-Marketer Site that describes the E*TRADE IPO Program in a manner that is acceptable to Co-Marketer and E*TRADE;

      c. Establish a Web page and Link from the E*TRADE site to the Co-Marketer Site that describes the E*TRADE Adaptive Marketing Program in a manner that is acceptable to Co Marketer and E*TRADE; and

      d. Use its reasonable best efforts to work with Co-Marketer to develop and administer the E*TRADE Adaptive Marketing Program.

                                    EXHIBIT C

Compensation

1. Media Services Fees: In consideration of Co-Marketer's performance and obligations set forth in the Agreement, E*TRADE will pay to Co-Marketer, the fees described in subsections a. and b. below (collectively, the "Media Services Fees"):

      a. Standard Daily Fee. Commencing on the Effective Date, and continuing until the later of (y) the termination of the Agreement and (z) the 91st day following the Effective Date, E*TRADE will pay a guaranteed, non-refundable fee (the "Daily Fee") as follows:

      i) $8,300 per day until such time as E*TRADE has established 3,000 Submitted Applications.

      ii.) Upon the establishment of the 3,000th Submitted Application through the Agreement, the Daily Fee shall be increased to $14,000 per day commencing on the date the 3000th account was first established.

      iii) Upon the establishment of the 7,500th Submitted Application through the Agreement, the Daily Fee shall be increased to $35,000 per day commencing on the date the 7,500th account was first established;

      iv) Upon the establishment of the 11,000th Submitted Application through the Agreement, the Daily Fee shall be increased to $65,000 per day commencing on the date the 11,000th account was first established; and

      v) Upon the establishment of the 15,000th Submitted Application through the Agreement, the Daily Fee shall be increased to $95,000 per day commencing on the date the 15,000th account was first established.

      b. Successful Offer Fee.

      i) Commencing on the date of launch of the E*TRADE Adaptive Marketing Program on the Co-Marketer Site and continuing until the termination thereof, Co-Marketer shall record the aggregate number of Successful Offers (as such term is defined in Section 1j. of the Agreement) achieved in each calendar month. Co-Marketer shall only record one Successful Offer and charge one Successful Offer Fee per customer. Subject to the limitations herein set forth, E*TRADE shall pay Co-Marketer a Successful Offer Fee (as such term is defined in Section lk. of the Agreement) for each Successful Offer recorded in each calendar month, provided, however that until such time as the aggregate of all Successful Offer Fees for any calendar month exceeds the aggregate of all Daily Fees payable pursuant to subsection a. above for the same month, such Successful Offer Fees shall be offset against the aggregate Daily Fees payable for such month. If in any calendar month, the aggregate of all Successful Offer Fees exceeds the aggregate of all Daily fees, E*TRADE shall, in addition to its payment obligations under subsection a. above, pay Co-Marketer only that portion of the Successful Offer Fees that are in excess of the aggregate Daily Fees.

      ii) Co-Marketer shall maintain a daily log of Successful Offers (the "Successful Offer Log") while the E*TRADE Adaptive Marketing Program is in effect, which shall specify (i) the date of each Successful Offer, (ii) the number of Successful Offers for the preceding day (iii) the aggregate number of Successful Offers for the previously completed week and (iv) the aggregate of Successful Offer Fees for the previously completed week. Co-Marketer shall deliver to E*TRADE, in a digital format to be agreed upon by the Parties, the Successful Offer Log for the previously completed week not later than Wednesday of each week during the Term of the Agreement. With respect to the Successful Offer Log to be delivered in the first week after each calendar month end, such log shall specify the net amount of Successful Offer Fees in excess of the Daily Fees payable for such completed month , if any.

2. Payment Dates

On or prior to March 15, 1999, April 15, 1999, May 15, 1999 and June 15, 1999, E*TRADE shall deliver to Co-Marketer a cash payment in the amount of the aggregate Media Services Fees for each day of the previous month.

3. Submitted Applications. E*TRADE shall maintain a daily log of Submitted Applications (the "Submitted Applications Log"), which log shall specify (i) the number of Submitted Applications collected for the preceding day, (ii) the Co-Marketer Link from which each applicant who delivered a Submitted Application accessed E*TRADE's application page (i.e., IPO notice page or airline web page), and (iii) the aggregate year-to-date number of Submitted Applications. A Submitted Application Log for the previously completed week shall be transmitted to Co-Marketer (in a digital format to be agreed upon by the Parties) not later than Wednesday of each week during the Term of the Agreement.

4. Payment Term

The laws relating to broker-dealer registration are subject to interpretation and may change. Accordingly, if the payments described herein are determined to be prohibited under any law, regulation or rule applicable to a Party's performance of this Agreement, then the Parties shall negotiate and agree upon a mutually acceptable fee structure as an alternative to the payment of the incremental advertising fees described herein.

5. Special Termination Rights. Notwithstanding the provisions of Section 8 of the Agreement, the Parties agree that E*TRADE may, upon written notice thereof to Co-Marketer, (i) at any time after 90 days following the Effective Date, terminate this entire Agreement, and (ii) at any time, terminate the E*TRADE Adaptive Marketing Program, provided that any such termination shall become effective at 12:00 Midnight, Eastern Standard Time, on the day of the month in which such termination notice shall have been delivered to Co-Marketer. Termination pursuant to this Section 5 of Exhibit C shall not affect any obligations of the Parties accruing hereunder for periods prior to the effective date of such termination. Notwithstanding any termination effected pursuant to this Section 5 of Exhibit C or Section 8 of the Agreement, E*TRADE shall be obligated to pay all Daily Fees that shall accrue for the period commencing on the Effective Date through the 90th day following the Effective Date, as well as all other Media Services Fees that shall have accrued, but shall not have been paid prior to the effective date of such termination.

                                    EXHIBIT D

                                  E*TRADE Marks

*E*TRADE

                                   E*TRADE(R)

                                    EXHIBIT E

                                Co-Marketer Marks

                                  priceline.com


                                       E-1